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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Stockholders and Board of Directors of Printrak International Inc.


    We consent to the use in this Registration Statement (No. 333-4610) of Printrak International Inc. on Form S-1, of our report dated May 2, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus.


    Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Printrak International Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Costa Mesa, California
June 3, 1996